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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of March 1, 2002 (the "Effective Date") between Developers Diversified Realty Corporation, an Ohio corporation (the "Company") and James A. Schoff ("Schoff" or the "Executive").

                                   WITNESSETH:

         WHEREAS, Schoff currently serves as Vice Chairman of the Board and Chief Investment Officer of the Company, and has served as an executive officer of the Company since its organization and as an officer and principal of its predecessor;

         WHEREAS, the Executive has advised the Board of his current intention to gradually reduce his active involvement with the Company; and

         WHEREAS, the Company desires to retain the services of the Executive for a significant period of time both as an executive officer and thereafter.

         NOW, THEREFORE, the parties agree as follows:

         1. EXECUTIVE TERM. Executive agrees to serve as Senior Investment Officer with principal responsibility for the Transaction Group and to serve as an advisor to the Investment Committee (consisting of senior executive officers of the Company) or any successor thereto, until December 31, 2003. He shall also continue to source acquisitions and shall act as coordinator for special projects (i.e., TIF financings and litigation) assigned by the Chairman. Executive agrees to perform such other duties as may reasonably be requested by the Chairman. At the end of the two-year period (the "Executive Term"), Executive's employment as a senior executive officer shall terminate unless renewed by mutual agreement of the parties.

         2. COMPENSATION. During the Executive Term, Executive shall be paid compensation of Three Hundred Fifty Thousand Dollars ($350,000) per year. The Company may pay to Executive additional compensation, as determined in the sole discretion of the Chairman of the Board and/or the Board of Directors. The parties acknowledge that the foregoing compensation includes salary and bonus for 2002 and subsequent years and that Executive is entitled to a 2001 bonus equal to Two Hundred Forty Thousand Dollars ($240,000) for his performance during such year.

         3. EMPLOYMENT AFTER CESSATION AS AN EXECUTIVE OFFICER. Following the Executive Term, for a period of five (5) years (the "Special Advisor Period"), Schoff shall serve in the capacity as Special Advisor to the Chairman of the Board and Chief Executive Officer working on such special projects as may, from time to time, be determined by the Chairman and/or the Board of Directors of the Company. Schoff's


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base compensation as a Special Advisor shall be One Hundred Thousand Dollars
($100,000) per annum unless the parties mutually agree to another amount. The Executive Term and the Special Advisor Period, as either or both may be extended by mutual written agreement of the parties, are collectively referred to herein as the "Employment Term."

         4. TIME COMMITMENT. Recognizing the transitional intent of this Agreement, the parties recognize that Schoff will devote between sixty to sixty-five percent (60-65%) of his business time to the performance of his duties to the Company during the Executive Term. Unless the parties mutually agree, in writing, to a revised schedule, Schoff shall not be obligated to work more than twenty-five (25%) of his business time during the Special Adviser Period.

         5. BENEFITS. During the Employment Term, Schoff shall be provided with the following benefits:


         (a) The Company shall continue to provide the Executive with medical, disability, hospitalization and dental insurance for he and his family, consistent with those currently provided, provided that such insurance coverage may be modified, from time to time, so long as such coverage is consistent with that provided other senior executive officers of the Company.

         (b) The Company shall continue to provide to Executive, on a regular basis, a new, full-sized automobile, or other automobile of equal or lesser value of the Executive's choice, for the exclusive use of the Executive, together with automobile theft, casualty, and liability insurance, and payment or reimbursement of the Executive for all maintenance, repair or gasoline. In lieu of the foregoing, the Company may provide the Executive an automobile allowance, the dollar amount of which shall be substantially commensurate with the cost for such automobile, together with insurance costs, maintenance, repairs and gasoline.

         (c) Executive shall continue to participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall or shall be deemed to in any way effect the Executive's right and benefits thereunder except as expressly provided herein).

         (d) Executive is entitled to such periods of vacation and sick leave allowance as shall be consistent with the Company's vacation and leave policy for executive officers.

         (e) During the Executive Term only, Executive shall, at the discretion of the Compensation Committee of the Board of Directors, continue to be entitled to participate



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in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

         (f) The Company shall continue, on the Executive's behalf, to pay the regular membership fees, assessments and dues, incurred during the Employment Term for one (1) golf club and one (1) business club, and shall reimburse the Executive the amount of any charges actually and reasonably incurred at such clubs in the conduct of the Company's business.

         (g) The Company shall reimburse Executive or provide him with an expense allowance during the Employment Term for travel, entertainment and other expenses reasonably and necessarily incurred by Executive in connection with the Company's business. Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

         (h) The Company shall continue to reimburse Executive or provide him with an expense allowance of up to Ten Thousand Dollars ($10,000) per annum during the Employment Term for financial planning, tax return and financial statement preparation services.

         (i) Executive's current and any future granted stock options will continue to vest during the Employment Term and may be exercised until the expiration date of such stock options.

         (j) The Company shall provide the Executive with life insurance coverage consistent with that currently provided other senior executive officers of the Company, and the Company agrees to continue the Company's premium payment under the 1993 split-dollar life insurance agreement between the Company and the Executive (the "1993 Agreement"). Premiums on the Pacific Life insurance policy under the 1993 Agreement will be in amounts sufficient to have the policy be "paid up" and requiring no additional payments for the policy to maintain the death benefits through the Executive's lifetime prior to the end of the Executive Term. Premiums on the Metropolitan Life policy shall continue to be paid by the Company during the Employment Term and, if the policy has not become a fully-paid policy by the end of such term, any premiums required to have such policy become fully paid shall be placed in an escrow account with an independent escrow agent directed to continue premium payments on the policy until such time as the policy becomes fully paid. All other terms of the policies shall remain unchanged. The Company shall be entitled to receive from the death proceeds of each policy an amount equal to its cumulative premiums paid on such policy. Such payments to the Company shall be payable (i) upon the death of the Executive, in the case of the Pacific Life insurance policy, and
(ii) upon the death of the latter of the Executive and his spouse, in



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the case of the Metropolitan Life insurance policy. The payment of premiums shall be treated as additional compensation in accordance with the past practices of the Company.

         6. POST-RETIREMENT BENEFITS. Following the Employment Term, Schoff will be provided with the following benefits:

         (a) All stock options held by Schoff under the Company's stock option plans or other arrangements that are not vested will become immediately vested and Schoff may exercise any of his outstanding options at any time prior to the expiration date of such options.

         (b) For a five (5) year period following the expiration of the Employment Term (unless employment is terminated for "cause" as defined herein), the Company shall provide Schoff, at no cost to him, suitable office space (which facilities may or may not be contiguous to the Company's executive offices) and a full time secretary and other customary office support functions.

         (c) Upon the expiration of the Employment Term, medical and dental group coverage will be continued for Schoff and his dependents until such date as he and his spouse (coverage for his spouse shall, to the extent necessary continue following his death) are eligible for coverage under the federal Medicare program. Schoff shall be responsible for the payment of all premiums for such coverage following expiration of the Employment Term. The foregoing benefit shall be, in addition to, and not in lieu of, coverage required under the Consolidated Omnibus Budget Reconciliation Act (COBRA).

         (d) The Company shall continue to maintain the life insurance policies on Schoff referenced in Section 5(j) above and the Company shall be entitled to receive from the proceeds of the policies or other assets of the policy owner, the amounts specified at the times specified in Section 5(j).

         (e) The Company, at the request of Schoff, shall transfer its ownership or lease interest in the vehicle used by Schoff under Section 5(b) hereof to Schoff. Schoff shall be responsible for all mortgage or lease payments of such vehicle, if any, due on or after the date of his termination of employment.

         7. PAYMENT IN THE EVENT OF DEATH OR PERMANENT DISABILITY.

         (a) In the event of the Executive's death or "permanent disability" (as hereinafter defined) during the Employment Term, the Company shall pay to Executive (or his successors and assigns in the event of his death) an amount equal to two (2) times his then effective compensation per annum as determined under Section 2 or 3 hereof.



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The benefit to be paid pursuant to this Section 7 shall be paid within ninety
(90) days after the date of death or permanent disability, as the case may be.

         (b) In the event of the Executive's death or permanent disability, all unvested stock options shall immediately vest and be exercisable until the expiration date thereof.

         (c) Upon such death or disability, Executive's employment shall terminate and, he shall be entitled to no further compensation or other benefits under this Employment Agreement, except as otherwise provided herein and as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

         (d) For purposes of this Employment Agreement, Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which period, in either case, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth
(90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, permanent disability shall be deemed to have occurred.

         8. TERMINATION.

         (a) The employment of Schoff under this Employment Agreement and the term hereof, may be terminated by the Company:

                  (i) on the death or permanent disability (as previously defined) of the Executive; or

                  (ii) for cause at any time by action of the Board. For purposes hereof, the term "cause" shall mean the Executive's fraud, conviction of a felony or other offense that results in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which



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         failure has not been cured within fifteen (15) days after the Company gives written notice thereof to the Executive.

The exercise by the Company of its rights of termination under this Section 8 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

         (b) In the event of a termination claimed by the Company to be for "cause" pursuant to Section 8(a), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination, a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner, the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

         (c) Except as otherwise provided in this Agreement, upon termination, the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

         (d) If, during the Executive Term or any extension thereof, there shall occur a "Change in Control" and a "Triggering Event" (as those terms are defined in the Change in Control Agreement, dated March 24, 1999, between the Company and the Executive (the "Change in Control Agreement")), then the Company or the Executive shall have the right to terminate the employment of the Executive with the Company and, in the event of such termination, the payments to be made to the Executive in connection therewith shall be governed by the Change of Control Agreement and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If, during the Special Advisor Period or any extension thereof, there shall occur a "Change in Control"



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and a "Triggering Event" (as those terms are defined in the Change in Control
Agreement), then the Executive shall be entitled to the lump-sum severance payment specified in Article II of the Change in Control Agreement, but shall be entitled to receive the post-employment benefits specified in Section 6 of this Agreement.

         (e) In addition to the termination provisions set forth earlier in this
Section 8, the Company may terminate this Agreement at any time without "cause." If the Company terminates Employee's employment for reasons other than "cause," Employee shall be entitled to a lump-sum severance payment equal to the payments under this contract on the remaining Employment Term, a continuation of the benefits provided in Section 5 through the remaining Employment Term, and the post-employment benefits specified in Section 6. Any termination of the Employee for "Good Reason" shall be deemed to be a termination by the Company without "cause." Employee acknowledges that the potential severance payment hereunder is attributable, in part, to his agreement to the covenants set forth in Sections 9 and 11, which is applicable regardless of the reason for his termination of employment. "Good Reason" means (i) a material and continuing failure to pay to Employee compensation and benefits that have been earned, if any, by Employee,
(ii) any downward adjustment by the Board of Directors in Employee's compensation or benefits, (iii) a material reduction in Employee's title, position or responsibilities, or (iv) any breach by the Company of this Employment Agreement which is material and which is not cured within thirty (30) days after written notice thereof to the Company from Employee.

         9. COVENANTS AND CONFIDENTIAL INFORMATION.

         (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the Employment Term, the Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing commercial shopping centers; provided, however, that the ownership of not more than two percent (2%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant. Notwithstanding the foregoing, in the event Executive desires during the Special Advisor Term to develop any shopping center real estate project that the Company has elected not to participate in developing, such involvement by Executive shall not be deemed a violation of this Employment Agreement. Executive shall provide to the Chairman of the Company a description of any proposed project and the Company shall have thirty (30) days from receipt of such notice to determine whether or not it wishes to participate. If the Company desires to



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participate in the development, but is unable to reach an agreement with the joint development partner, Executive may engage in the development provided the terms of such involvement are not more favorable to him than the last proposal submitted to the Company for its involvement.

         (b) During the Employment Term and at all times thereafter, Executive shall not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

         (c) The Executive agrees and understands that the remedy at law for any breach by him of this Section 9 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Section 9, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this
Section 9 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 9 which may be pursued or availed of by the Company.

         (d) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 9, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.



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         10. INDEMNIFICATION.

         (a) The Company agrees that the limitation of liability and all rights to indemnification now existing in favor of Executive contained in the Company's Articles of Incorporation and Code of Regulations, in each case as in effect on the date hereof, shall not be amended in any manner that would adversely affect the rights of Executive, unless such amendment is required by law. To the extent permitted by the laws of the State of Ohio, such indemnification shall be mandatory and not permissive and the Company shall advance all fees, costs and expenses in connection with such indemnification.

         (b) Pursuant to the rights to indemnification referred to in Section 10(a) hereof, the Company agrees to indemnify and hold harmless Executive and his legal representatives and successors to the fullest extent permitted by the laws of the State of Ohio with respect to any claim arising at any time out of any event, action or omission related to or in connection with Executive having been a director, officer or employee of, or consultant to, the Company or having served as a director or officer of another corporation or other organization at the request of the Company. This indemnification shall continue in full force and effect for a period of not less than the duration of all statutes of limitations applicable to such matters (or in the case of events, actions or commissions giving rise to matters of which Executive has promptly notified the Company of a claim hereunder and which have not been resolved prior to the expiration of such period, until such matters are finally resolved). Without limiting the foregoing, the Company shall periodically advance all expenses (including reasonable attorneys' and paralegals' fees and other costs and expenses) as incurred with respect to the foregoing to the fullest extent permitted by the laws of the State of Ohio, and Executive shall be defended by the counsel of his choice. Executive shall not unreasonably withhold his consent to the settlement of any claim for monetary damages for which he is entitled to be fully indemnified hereunder. From and after the Effective Date of this Agreement, and so long as the Executive is a director and/or officer of the Company, the Company shall maintain in effect the policies of directors' and officers' liability insurance to the extent currently maintained by the Company, together with errors omissions coverage or other equivalent or more comprehensive liability coverage, all to the extent that such coverage is available at reasonable commercial rates, and Executive shall be covered by such policies for acts and omissions as a director or officer of the Company in accordance with their respective terms to the maximum extent of coverage available for any director or officer of the Company. The Company shall pay any deductible amount under such policies of insurance to the extent that the Company may legally do so.

         11. COOPERATION WITH REGARD TO LITIGATION. Executive agrees to cooperate with the Company during the Employment Term and thereafter by making himself reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative and to assist the



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Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. The Company shall reimburse Executive for all out-of-pocket expenses, including travel expenses and reasonable counsel fees, if any, incurred in connection with his compliance with this covenant.

         12. MISCELLANEOUS.

         (a) The provisions of this Employment Agreement are severable and, if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

         (b) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

         (c) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 12 shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Section 9 hereof. All attorney's fees and related expenses incurred by Executive in connection with or relating to the enforcement by him of his rights under this Agreement will be paid for by the Company.

         (d) Any notice to be given under this Employment Agreement shall be personally delivered in writing, sent by overnight courier, or shall have been deemed duly given when received after it is posted in the United State mail, postage prepaid, certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention:
General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.



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         (e) The failure of either party to enforce any provision or provisions of this Employment agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         (f) Except as noted herein with respect to the Change in Control Agreement, this Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. In the event of any conflict between the terms of this Agreement and the Change in Control Agreement, the terms of this Agreement shall control.

         (g) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

         (h) Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

         (i) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

         (j) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (k) This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon Executive, his executors, administrators and heirs.

                     [THIS SPACE LEFT BLANK INTENTIONALLY.]


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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

                                 DEVELOPERS DIVERSIFIED REALTY
                                 CORPORATION, an Ohio corporation


                                 By:  /s/ Scott A. Wolstein
                                     -----------------------------------------
                                     Scott A. Wolstein, Chief Executive Officer

                                     /s/ James A. Schoff
                                -----------------------------------------------
                                 JAMES A. SCHOFF




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